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                                                                    EXHIBIT 10.8


                             SUBSCRIPTION AGREEMENT


         1. This Subscription Agreement is entered into by and between WEDGE Energy Services, L.L.C., located at WEDGE International Tower, 1415 Louisiana St., Suite 3000, Houston, Texas 77002 ("Purchaser") and South Texas Drilling & Exploration, Inc., (the "Company") in which Purchaser subscribes for 1,153,846 Shares of $0.10 par value common stock (the "Shares") of the Company, at the following price, payable upon the execution of this agreement.

                      Price of Securities: $1.30 Per Share

         2. Purchaser, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of this investment.

         3. Purchaser acknowledges receipt of a copy of the Company's Annual Report on Form 10K for the period ended March 31, 1999 and the Quarterly Report on Form 10Q for the periods ended June 30, September 30, 1999, and December 31, 1999, a report on Form 8K dated September 29, 1999 (the "Reports") as well as such other information as it deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Shares. Purchaser acknowledges that the Company has made available to it the opportunity to obtain additional information to verify the accuracy of the information contained in the Reports or to evaluate the merits and risks of this investment. Purchaser acknowledges that it had the opportunity to ask questions of the officers of the Company, and, to the extent it requested information, it believes it has received satisfactory answers concerning the terms and conditions of the offering and the information in the Reports. In reaching the conclusion that it desires to acquire the Shares, Purchaser has evaluated its financial resources and investment position, and the risk associated with this investment and acknowledges that it is able to bear the economic risks of this investment.

         4. As of the date hereof, Purchaser represents, warrants and agrees that it is acquiring the Shares solely for its own account, for investment, and not with a view to the distribution or resale thereof. Purchaser further represents that its present financial condition is such that it is not under any present necessity or constraint to dispose of such Shares to satisfy any existing or contemplated debt or undertaking and that the investment is suitable for Purchaser upon the basis of the Purchaser's other security holdings, financial situation and needs.

         5. Purchaser is aware that the Shares have not been registered nor is registration contemplated under the Securities Act of 1933, as amended (the "Act"), and that, accordingly, the Shares must be held unless they are subsequently registered under said Act or unless, in the opinion of counsel reasonably satisfactory to the Company, a sale or transfer may be made without registration thereunder. Purchaser agrees that any certificates evidencing the Shares may bear a standard legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company or its transfer agent restricting the transfer of the Shares in a manner consistent with the foregoing.

         6. Purchaser understands that the Company intends to use the proceeds in the following approximate amounts: (1) the purchase of drill pipe and collars ($500,000); (2) the purchase of approximately 500,000 shares of the Company's stock on the open market or otherwise, and (3) the


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purchase of the common stock of TMBR Sharp Drilling, Inc. on the open market and in private purchases.

         7. Purchaser represents and warrants as follows:

                  Purchaser has not been formed for the purposes of making this investment; (2) Purchaser has a history of investments similar to the type of investment in the Company; and (3) Purchaser is wholly owned by an entity which has total assets in excess of $5,000,000 and is an entity in which all of the equity owners qualify as "accredited investors" as defined in Rule 501 of Regulation D of the Securities Exchange Commission.

         8. The Company represents and warrants that:

                  a. The Company is a corporation duly organized and validly existing and in good standing under the laws of the state of Texas and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in all states where the ownership of property or the nature of the business transacted by the Company makes such qualification necessary. The Company has 15,000,000 authorized shares of its common stock and 584,615 authorized shares of its preferred stock. As of January 31, 2000, the Company had 6,120,838 issued and outstanding shares of common stock, 584,615 issued and outstanding shares of preferred stock and held no treasury shares. As of January 31, 2000, the Company had granted stock options which, if all were exercised, would equal 1,726,000 shares of common stock. Other than items described herein, there are no other options, warrant, rights, conversion rights, phantom rights, preemptive rights or any other rights by any party to receive equity of the Company.

                  b. Upon issuance of the Shares to Purchaser, Purchaser will be the record and beneficial owner of the Shares, and the Shares are duly authorized, validly issued and outstanding, fully-paid, and non-assessable and have been issued in accordance with appropriate federal and state securities law. The Purchaser will own and hold good and valid title to the Shares, free and clear of all liens, encumbrances, pledges, options, claims, assessments, and adverse charges. By virtue of the consummation of the transaction contemplated herein, Purchaser shall receive good and valid title to the Shares to the Purchaser, free and clear of all liens, encumbrances, pledges, options, claims, assessments, and adverse charges. Upon issuance of the Shares, Purchaser's ownership will constitute 15.86 percent of the Company's issued and outstanding shares of capital stock as of January 31, 2000.

                  c. The Company has full power and authority to sell the Shares to Purchaser and to make, execute, deliver and perform the Registration Rights Agreement executed simultaneously herewith and to consummate the transactions contemplated hereby. The Registration Rights Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws or any other laws of general application affecting enforcement of creditor's rights generally. The Company has full right and power to sell, assign, exchange, transfer and deliver the Shares to the Purchaser as provided herein.

                  d. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court, administrative agency or arbitrator which


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might result in any material adverse change in the business, properties or condition (financial or otherwise) of the Company or which questions the validity of any action taken or to be taken pursuant to or in connection with this Subscription Agreement or the Shares.

                  e. Neither the execution and delivery of the Registration Rights Agreement or this Subscription Agreement, nor the consummation of the transaction contemplated thereby, nor compliance with the terms and provisions thereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or bylaws of the Company, or of any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any agreement or instrument which is applicable to the Company or under which the Company is obligated or by which any of its property is bound.

                  f. The Company will not, upon the sale of the Shares to Purchaser, be (i) in default under any indenture or material contract or agreement to which it is a party, (ii) in violation of its charter or bylaws or of any applicable law, (iii) in default with respect to any order, writ, injunction or decree of any court or arbitrator, or (iv) in default under any order, license, regulation or demand of any government agency.

                  g. The Company has filed all federal and state tax returns required to be filed and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due. In the opinion of the officers of the Company, adequate accruals have been set up to cover all unpaid taxes. The Company is not aware of any material liabilities, contingent or otherwise, that have not been disclosed in the financial statements submitted to the Securities and Exchange Commission.

                  h. The Company is not required to obtain any consent, approval or waiver by any security holder (debt or equity), creditor, vendor or any other third party to sell the Shares to Purchaser or enter into the transactions contemplated hereby.

         9. Purchaser and the Company hereby agree that the representations and warranties set forth in this Subscription Agreement shall survive the date hereof.

         10. The agreements and representations herein see forth shall become effective and binding upon Purchaser, its heirs, legal representatives, successors and assigns and upon the Company, its successors and assigns.

                                                WEDGE ENERGY SERVICES, L.L.C.


                                                By: /s/ William H. White
                                                    --------------------------
                                                Name: William H. White
                                                      ------------------------
                                                Title: President
                                                       -----------------------


Dated:
      ---------------------



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                                        SOUTH TEXAS DRILLING & EXPLORATION, INC.


                                        By: /s/ Wm. Stacy Locke
                                            ------------------------------------
                                        Name: Wm. Stacy Locke
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------




Dated: 2/17/2000
       ---------------------









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